UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into of a Material Definitive Agreement.

As previously disclosed, on August 31, 2020, Polar Power, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Pinnacle Bank (“Pinnacle”). The Loan Agreement provides for a revolving credit facility under which Pinnacle may, in its sole discretion upon the request of the Company, make advances to the Company in an amount, subject to certain limitations and adjustments, of up to (a) 85% of the aggregate net face amount of the Company’s accounts receivable and other contract rights and receivables, plus (b) the lesser of (i) 35% of the lower of cost or wholesale market value of certain inventory of the Company or (ii) $2.5 million. In no event will the aggregate amount of the outstanding advances under the revolving credit facility be greater than $4 million.

The Loan Agreement’s initial term ended on August 30, 2022 and has been renewed for two additional one-year terms with an expiration date of September 30, 2024.

Third Modification to Loan and Security Agreement

On April 13, 2023, the Company entered into a Third Modification to Loan and Security Agreement (the “Third Modification”) by and between the Company and Pinnacle under which the parties agreed to add a new section 2.13 which provides that Pinnacle shall lend to the Company the principal sum of $146,000.

The Third Modification also contains other customary terms and conditions.

The description of the Third Modification does not purport to be complete and is qualified in its entirety by reference to the Third Modification, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Fourth Modification to Loan and Security Agreement

On May 25, 2023, the Company entered into a Fourth Modification to Loan and Security Agreement (the “Fourth Modification”) by and between the Company and Pinnacle under which the parties (a) agreed to amend the amount of available advances under the Loan Agreement such that the aggregate amount of the outstanding advances under the revolving credit facility may not be greater than $6 million, and (b) raised the concentration percentage applicable to certain Tier-1 telecommunication customers from 50% to 75% in the definition of Eligible Accounts.

The Fourth Modification also contains other customary terms and conditions.

The description of the Fourth Modification does not purport to be complete and is qualified in its entirety by reference to the Fourth Modification, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 13, 2023, the Company entered into the Third Modification with Pinnacle, as described in Item 1.01 above and incorporated herein by this reference. On May 25, 2023, the Company entered into the Fourth Modification with Pinnacle, as described in Item 1.01 above and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Third Modification to Loan and Security Agreement dated April 13, 2023 by and between Polar Power, Inc. and Pinnacle Bank (*)

10.2	Fourth Modification to Loan and Security Agreement dated May 25, 2023 by and between Polar Power, Inc. and Pinnacle Bank (*)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(*) Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary